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                                                                       Exhibit 5
                             THE GRAND UNION COMPANY

                           CERTIFICATE OF DESIGNATION
                     OF CLASS A CONVERTIBLE PREFERRED STOCK
                 SETTING FORTH THE POWERS, PREFERENCES, RIGHTS,
                 QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF
                          SUCH CLASS OF PREFERRED STOCK


     Pursuant to Section 151 of the General Corporation Law of the State of Delaware, The Grand Union Company (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors of the Corporation by Article __ of the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), and in accordance with the provisions of
Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation on ___ __, 1996, adopted the following resolution creating a series of Preferred Stock designated as Class A Convertible Preferred Stock (the "Class A Stock"):

     RESOLVED that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the General Corporation Law of the State of Delaware and the provisions of the Certificate of Incorporation, a class of authorized Preferred Stock, par value $1.00 per share, of the Corporation is hereby created and that the designation and number of shares thereof and the voting powers, preferences and relative participating, optional and other special rights of the shares of such class, and the qualifications, limitations and restrictions thereof, are as follows:

Section 1. Stated Value.

     The Class A Stock shall consist of [3,500,000] shares, par value $.01 per share, each of which shall have a stated value of $50 per share (the "Stated Value").

Section 2. Dividends and Distributions.

     (a) The holders of shares of Class A Stock, in preference to the holders of shares of Junior Dividend Stock (as defined in Section 11 hereof), shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, dividends at an annual rate of 8.50% of the Stated Value from and after the Issue Date (as defined in Section 11 hereof) of such shares as long as shares of Class A Stock remain outstanding. Dividends shall be payable in cash, or additional shares of Class A Stock, as provided in paragraph (c) of this Section 2, or shares of Common Stock, as provided in paragraph (c) of this Section 2. Dividends shall be computed on the basis of the Stated Value, and shall


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accrue and be payable quarterly, in arrears, on the last Business Day (as defined in Section 11) of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the Issue Date of such shares. To the extent that dividends on the Class A Stock are payable in cash, such dividends shall be cumulative. Accrued dividends not paid on any Quarterly Dividend Payment Date shall accrue additional dividends at an annual dividend rate of 8.50% until paid in full.

     (b) Dividends payable pursuant to paragraph (a) of this Section 2 shall begin to accrue and be cumulative from the Issue Date of each share of Class A Stock, whether or not earned or declared. The amount of dividends so payable shall be determined on the basis of twelve 30-day months and a 360-day year. Dividends paid on the shares of Class A Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Class A Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than sixty days prior to the date fixed for the payment thereof.

     (c) With respect to dividends paid on or prior to the third anniversary of the Principal Issue Date (as defined in Section 11), the Corporation shall have the option to pay such dividends in shares of Class A Stock valued at $50 per share or in whole shares of Common Stock valued at Fair Market Value determined as of the close of business on the third Business Day immediately preceding the date of payment, instead of in cash. With respect to dividends paid after the third anniversary of the Principal Issue Date but on or prior to the fifth anniversary of the Principal Issue Date, the Corporation shall have the option to pay such dividends in shares of Class A Stock valued at $50 per share or in whole shares of Common Stock valued at Fair Market Value determined as of the close of business on the third Business Day immediately preceding the date of payment, instead of in cash, but only if the Corporation is prohibited from paying such dividends in cash under the terms of its Bank Credit Agreement or its Senior Notes. To the extent that the Corporation elects to pay any dividends in shares of Common Stock, it shall pay a premium in additional shares of Common Stock equal to 33-1/3% of the total number of shares of Common Stock that would otherwise be paid as the dividend. After the fifth anniversary, all dividends shall be paid in cash. The Corporation shall only have the right to pay dividends in shares of Common Stock if, on the Quarterly Dividend Payment Date in question, the Common Stock is listed and traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market System. In connection with any payment of dividends in shares of Common Stock pursuant to this Section 2(c), no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall either (i) deliver a whole share of Common Stock in respect of the fractional share which the holder would otherwise have been entitled to upon such dividend payment or (ii) pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Fair Market Value of a share of Common Stock determined as of the close of business on the third Business Day immediately preceding the date of payment.


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     (d) Prior to the Principal Issue Date, all dividends on the Class A Stock shall be paid in cash. Such dividends may be cumulated and not paid, without penalty or other adverse consequence (including additional dividends on the accrued and unpaid dividends), prior to the Required Issue Date, with all such cumulated dividends to be paid in accordance with Sections 2(a) and 2(c) and the first sentence of this Section 2(d) on the first Quarterly Dividend Payment Date after the earlier of the Principal Issue Date and the Required Issue Date.

     (e) The holders of shares of Class A Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

Section 3. Voting Rights.

     In addition to any voting rights provided by law, the holders of shares of Class A Stock shall have the following voting rights:

     (a) In addition to voting rights provided elsewhere in this Section 3, and as long as any of the Class A Stock is outstanding, each share of Class A Stock shall entitle the holder thereof to vote on all matters, including with respect to the election of directors, voted on by holders of Common Stock voting together as a single class with other shares entitled to vote at all meetings of the stockholders of the Corporation. With respect to any such vote, each share of Class A Stock shall entitle the holder thereof to cast the number of votes equal to the number of whole votes which could be cast in such vote by a holder of the shares of capital stock of the Corporation into which such share of Class A Stock is convertible on the record date for such vote; provided, however, that if more than one share of Class A Stock shall be held by any holder of shares of Class A Stock, the total number of votes which such holder shall be entitled to cast pursuant to this Section 3(a) shall be computed on the basis of conversion of the total number of shares of Class A Stock held by such holder, with any then remaining fractional share disregarded for the purposes of this Section 3(a).

     (b) In addition to the voting rights provided elsewhere in this Section 3, the affirmative vote of the holders of at least a majority of the outstanding shares of Class A Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to (A) except as contemplated by Section 2(c), authorize, increase the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification), any shares of any class or classes, or any series of any class or classes, of the Corporation's capital stock ranking pari passu with or prior to (either as to dividends or upon a change in control of the Corporation, voluntary or involuntary liquidation, dissolution or winding up) the Class A Stock, (B) except as contemplated pursuant to Section 2(c) or as permitted pursuant to Section 10(a), increase the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any shares of, Class A Stock, (C) alter, amend or repeal any of the provisions of the Certificate of Incorporation of the Corporation which in any manner would alter, change or otherwise adversely affect in any way the powers, preferences or rights of the Class A Stock, (D) approve the sale, lease or other disposition of all or substantially all of the assets of the Corporation and its Subsidiaries (as defined in Section 11), or
(E) approve


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any merger of the Corporation with or into any other entity or any reorganization, recapitalization, liquidation or other similar transaction (including any issuance of equity securities, or securities convertible into equity securities by the Corporation, to any person (other than the Purchasers and their Affiliates) who would then own on a fully diluted basis more than 50% of the total number of votes entitled to be cast (giving effect to such issuance) by holders of the Corporation's capital stock on all matters, including the election of directors) involving the Corporation; provided, however, that the holders of the outstanding shares of Class A Stock shall only have a class vote on the transactions described in clauses (D) and (E) prior to the earlier of the effectiveness of a registration statement under the Securities Act of 1933 relating to all such shares and, following the Principal Issue Date, the date on which less than half of the total shares of Class A Stock originally issued (not including any shares issued in payment of dividends pursuant to Section 2(c)) remain outstanding. Notwithstanding the proviso to the preceding sentence, the affirmative vote of the holders of at least a majority of the outstanding shares of Class A Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for the purpose, shall be necessary to approve any merger of the Corporation with or into any other entity or any reorganization, recapitalization, liquidation or other similar transaction involving the Corporation where (i) the Class A Stock is not remaining outstanding after such transaction under substantially the same powers, preferences, rights, qualifications, limitations and restrictions as are set forth in this Certificate of Designation or (ii) the cash, stock, securities or other property to be received on conversion of one share of Class A Stock following such transaction and the application of Section 8(h) has a Fair Market Value at the closing of such transaction less than 150% of the Conversion Price. If the Principal Issue Date has not occurred on or before the Required Issue Date, then, for one year following the Required Issue Date, the Corporation may complete any of the transactions described in clauses (D) and (E) without any class vote of the Class A Stock so long as (i) the Corporation shall redeem, at the option of the holder thereof, any shares of Class A Stock, at a redemption price equal to 108.5% of the Stated Value thereof, in accordance with the provisions of Section 5(f), and (ii) prior to consummating such transaction, the other party or parties to such transaction (including any parent entity thereof) agrees in writing for the benefit of the holders of the Class A Stock to provide or cause to be provided the funds for such redemption and to guarantee the Corporation's performance of its obligations pursuant to Section 5(f) and provides reasonable evidence of its ability to provide such funds. In addition, if the Corporation shall have failed to pay in full dividends on the Class A Stock for six consecutive quarters, then the size of the Board of Directors of the Corporation shall be increased by two, and the holders of shares of Class A Stock, voting together as a single class, shall have the right to elect such two directors. The right to elect such two directors under this Section 3(b) shall terminate upon payment in full of all dividends payable on the Class A Stock, at which time the Board of Directors shall return to its previous size and the directors elected by the holders of the Class A Stock shall be removed.

     (c) In addition to the voting rights provided elsewhere in this Section 3, between the First Issue Date and the Principal Issue Date, the size of the Board of Directors of the Corporation shall be increased by two, and the holders of shares of Class A Stock, voting together as a single class, shall have the right to elect two directors to fill such positions. While the holders of shares of Class A Stock are entitled to elect such two directors under this Section 3(c), they shall not be entitled to elect any directors under the penultimate sentence of Section


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3(b). On and after the Principal Issue Date, the voting rights under this
Section 3(c) shall terminate, and thereafter the provisions of Sections 3(a) and 3(b) shall apply to the election of directors.

     (d) (1) The rights of holders of shares of Class A Stock to take any actions as provided in this Section 3 may be exercised, subject to the DGCL (as defined in Section 11 hereof), at any annual meeting of stockholders or at a special meeting of stockholders held for such purpose as hereinafter provided or at any adjournment or postponement thereof, or by the written consent, delivered to the Secretary of the Corporation, of the holders of the minimum number of shares required to take such action.

     As long as such right to vote continues (and unless such right has been exercised by written consent of not less than the minimum number of shares required to take such action), the Chairman of the Board of the Corporation may call, and upon the written request of holders of record of 20% of the outstanding shares of Class A Stock, addressed to the Secretary of the Corporation at the principal office of the Corporation, shall call, a special meeting of the holders of shares of Class A Stock entitled to vote as provided herein. The Corporation shall use its best efforts to hold such meeting as promptly as practicable, but in any event not later than 120 days after delivery of such request to the Secretary of the Corporation, at the place and upon the notice provided by law and in the Bylaws of the Corporation for the holding of meetings of stockholders.

     (2) At each meeting of stockholders at which the holders of shares of Class A Stock shall have the right, voting separately as a single series, to take any action, the presence in person or by proxy of the holders of record of a majority of the total number of shares of Class A Stock then outstanding and entitled to vote on the matter shall be necessary and sufficient to constitute a quorum. At any such meeting or at any adjournment or postponement thereof, in the absence of a quorum of the holders of shares of Class A Stock, holders of a majority of such shares present in person or by proxy shall have the power to adjourn the meeting as to the actions to be taken by the holders of shares of Class A Stock from time to time and place to place without notice other than announcement at the meeting until a quorum shall be present.

     For the taking of any action as provided in Section 3(b) or (c) by the holders of shares of Class A Stock, each such holder shall have one vote for each share of Class A Stock standing in his name on the transfer books of the Corporation as of any record date fixed for such purpose or, if no such date be fixed, at the close of business on the Business Day next preceding the day on which notice is given, or if notice is waived, at the close of business on the Business Day next preceding the day on which the meeting is held.


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Section 4. Certain Restrictions.

     (a) As long as any shares of Class A Stock remain outstanding, the Corporation shall not: (A) declare or pay dividends, or make any other distributions, on any shares of Junior Dividend Stock other than dividends or distributions payable in Junior Dividend Stock; or (B) declare or pay dividends, or make any other distributions, on any shares of Parity Dividend Stock (as defined in Section 11 hereof), except (1) dividends or distributions payable in Junior Dividend Stock and (2) dividends or distributions paid ratably on the Class A Stock and all Parity Dividend Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all shares of the Class A Stock and such Parity Dividend Stock are then entitled.

     (b) As long as any shares of Class A Stock remain outstanding, the Corporation shall not redeem, purchase or otherwise acquire for consideration any shares of Junior Dividend Stock or Junior Liquidation Stock (as defined in
Section 11 hereof) or Parity Dividend Stock or Parity Liquidation Stock (as defined in Section 11 hereof); provided, however, that (1) the Corporation may at any time redeem, purchase or otherwise acquire shares of Junior Liquidation Stock or Parity Liquidation Stock in exchange for any shares of capital stock of the Corporation that rank junior to the Class A Stock as to dividends and upon liquidation, dissolution and winding up; (2) the Corporation may accept shares of any Parity Liquidation Stock for conversion into shares of capital stock of the Corporation that rank junior to the Class A Stock as to dividends and upon liquidation, dissolution and winding up; and (3) the Corporation may at any time redeem, purchase or otherwise acquire shares as may be required pursuant to the Corporation's employee and non-employee director stock plans, as they may be amended from time to time, or similar employee stock plans hereafter adopted; and provided further, however, that the Corporation (A) may accept shares of Class A Stock surrendered for conversion into shares of capital stock of the Corporation pursuant to Section 8 hereof, and (B) may redeem outstanding shares of Class A Stock pursuant to Section 5 hereof. Whenever quarterly dividends payable on shares of Class A Stock as provided in Section 2 hereof are not paid in full, thereafter and until all unpaid dividends payable, whether or not declared, on the outstanding shares of Class A Stock shall have been paid in full, the Corporation shall not redeem or purchase or otherwise acquire for consideration any shares of Class A Stock; provided, however, that the Corporation (A) may accept shares of Class A Stock surrendered for conversion into shares of capital stock of the Corporation pursuant to Section 8 hereof, and (B) may elect to redeem outstanding shares of Class A Stock pursuant to
Section 5(a) hereof.

     (c) The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to Section 4(b), purchase such shares at such time and in such manner.

Section 5. Redemption.

     (a) On and after the second anniversary of the Principal Issue Date, the Corporation shall have the right, at its sole option and election made in accordance with Section 5(c), to


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redeem, out of funds legally available therefor, shares of Class A Stock, in whole or in part, at any time and from time to time, at a redemption price equal to the Stated Value (except as described below), plus an amount per share equal to all accrued and unpaid dividends, whether or not declared, to the date of redemption (the "Redemption Price"); provided, however, that the Corporation shall not have any such right unless (A) if the redemption is to occur between the second and third anniversary of the Principal Issue Date, the Redemption Fair Market Value (as defined in Section 11 hereof) of the Common Stock, as of the close of business on the third Business Day immediately preceding the date on which notice of redemption is given, is equal to at least 180% of the Conversion Price (as defined in Section 11 hereof), and (B) if the redemption is to occur between the third and fifth anniversary of the Principal Issue Date, the Redemption Fair Market Value (as defined in Section 11 hereof) of the Common Stock, as of the close of business on the third Business Day immediately preceding the date on which notice of redemption is given, is equal to at least 200% of the Conversion Price (as defined in Section 11 hereof). Notwithstanding the foregoing, if the redemption is to occur between the fifth and sixth anniversaries of the Principal Issue Date, the Redemption Price shall be $51.5938; if the redemption is to occur between the sixth and seventh anniversaries of the Principal Issue Date, the Redemption Price shall be $51.0625; and if the redemption is to occur between the seventh and eighth anniversaries of the Principal Issue Date, the Redemption Price shall be $50.5313; in each case plus an amount per share equal to all accrued and unpaid dividends, whether or not declared, to the date of redemption. If less than all shares of Class A Stock at the time outstanding are to be redeemed, the shares to be redeemed shall be selected pro rata.

     (b) The Corporation shall redeem, at the Redemption Price, all outstanding shares of Class A Stock on June 1, 2005.

     (c) Notice of any redemption of shares of Class A Stock pursuant to this
Section 5 shall be mailed at least 30, but not more than 60, days prior to the date fixed for redemption to each holder of shares of Class A Stock to be redeemed, at such holder's address as it appears on the transfer books of the Corporation. Any such notice shall be irrevocable when given. In order to facilitate the redemption of shares of Class A Stock, the Board of Directors may fix a record date for the determination of Class A Stock to be redeemed, or may cause the transfer books of the Corporation for the Class A Stock to be closed, not more than sixty days or less than thirty days prior to the date fixed for such redemption.

     (d) On the date of any redemption being made pursuant to this Section 5 which is specified in a notice given pursuant to Section 5(c), the Corporation shall, and at any time after such notice shall have been mailed and before the date of redemption the Corporation may deposit for the benefit of the holders of shares of Class A Stock to be redeemed the funds necessary for such redemption, including the amount necessary to pay all accrued and unpaid dividends to the date of redemption, with a bank or trust company in the City of New York having a capital and surplus of at least $1,000,000,000. Any moneys so deposited by the Corporation and unclaimed at the end of one year from the date designated for such redemption shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof and


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any holder of shares of Class A Stock to be redeemed shall look only to the
Corporation for the payment of the Redemption Price. In the event that moneys are deposited pursuant to this paragraph (d) in respect of shares of Class A Stock that are converted in accordance with the provisions of Section 8, such moneys shall, upon such conversion, revert to the general funds of the Corporation and, upon demand, such bank or trust company shall pay over to the Corporation such moneys and shall be relieved of all responsibility to the holders of such converted shares in respect thereof. Any interest accrued on funds deposited pursuant to this paragraph (d) shall be paid from time to time to the Corporation for its own account.

     (e) Notice of redemption having been given as aforesaid, upon the deposit of funds pursuant to Section 5(d) in respect of shares of Class A Stock to be redeemed pursuant to this Section 5, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, from and after the date of redemption designated in the notice of redemption (i) the shares represented thereby shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue, and (iii) all rights of the holders of shares of Class A Stock to be redeemed shall cease and terminate, excepting only the right to receive the Redemption Price therefor, and the right to convert such shares into shares of Common Stock until the close of business on the Fifth Business Day next preceding the date of redemption, in accordance with Section 8 hereof.

     (f) (i) If, at the option of any holder of Class A Stock, the Corporation is obligated to redeem any shares of Class A Stock pursuant to the provisions of the third sentence of Section 3(b), then, within three Business Days after the completion of any transaction described in clause (D) or (E) of Section 3(b), the Corporation shall mail notice of the completion of such transaction to each holder of shares of Class A Stock, at such holder's address as it appears on the transfer books of the Corporation. Such notice shall specify the circumstances of the completed transaction, the Repurchase Date (as defined in clause (ii) below), the price at which the Corporation shall be obligated to redeem the shares of Class A Stock, that the holder shall have the right, prior to the Repurchase Date, to withdraw any shares of Class A Stock surrendered, a description of the procedure which the holder must follow to exercise such redemption right and to withdraw any surrendered shares, the place or places where the holder is to surrender shares to be redeemed, and the amount of all accrued and unpaid dividends on such shares to, but excluding, the Repurchase Date. Together with such notice, the Corporation shall also mail a redemption election form for the holder to complete in order to elect redemption of its shares of Class A Stock.

     (ii) Upon the circumstances contemplated in clause (i) of this Section 5(f), each holder of shares of Class A Stock shall have the right, at such holder's option, to require the Corporation to redeem its shares of Class A Stock on the date (the "Repurchase Date") that is thirty days after the date of the completion of the relevant transaction described in clause (D) or (E) of
Section 3(b) (or, if such thirtieth day is not a Business Day, the next succeeding Business Day). No failure of the Corporation to give the notice required under clause (i) above and no defect therein shall limit any holder's redemption rights or affect the validity of the proceedings for the repurchase of shares of Class A Stock pursuant to this Section 5(f).


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     (iii) For a holder's shares of Class A Stock to be redeemed pursuant to this Section 5(f), the Corporation must receive by the Repurchase Date, at a place where the holder is to surrender such shares (as set forth in the Corporation's notice mailed pursuant to clause (i) above), such shares, together with the redemption election form provided to the holder pursuant to clause (i) above, with such form completed to elect redemption.

     (iv) Unless otherwise specified in the notice to be provided by the Corporation pursuant to clause (i) above, the record date for the determination of Class A Stock to be redeemed pursuant to this Section 5(f) shall be ten days prior to the Repurchase Date. The Board of Directors may fix a different record date in its notice provided pursuant to clause (i) above, provided that the record date so fixed shall be not more than twenty days or less than ten days prior to the Repurchase Date.

     (v) On the Repurchase Date, the Corporation shall, and at any time before the Repurchase Date may, deposit for the benefit of the holders of shares of Class A Stock to be redeemed the funds necessary for such redemption, including the amount necessary to pay all accrued and unpaid dividends to the Repurchase Date, with a bank or trust corporation in the City of New York having a capital and surplus of at least $1,000,000,000. Any moneys so deposited by the Corporation shall be treated in accordance with the provisions of Section 5(d).

     (vi) On the Repurchase Date, the Corporation shall redeem all outstanding shares of Class A Stock submitted in accordance with the provisions of clause
(ii) above and not withdrawn by any holder thereof prior to the Repurchase Date. The Corporation shall redeem each such share for an amount equal to (i) the redemption price set forth in the third sentence of Section 3(b) plus (ii) all accrued and unpaid dividends whether or not declared on such share. Such payment will be made promptly (but in no event more than three Business Days) following the Repurchase Date by mailing checks for the amount payable to the holders of such shares entitled thereto. From and after the Repurchase Date (i) the shares redeemed on such date shall no longer be deemed outstanding, (ii) the rights to receive dividends thereon shall cease to accrue, and (iii) all rights of the holders of such shares shall cease and terminate with respect to such shares (including any right to convert such shares into shares of Common Stock in accordance with Section 8 hereof), excepting only the right to receive the amounts set forth in the second sentence of this clause (vi).

     (vii) If, on the Repurchase Date, the Corporation shall fail to satisfy its obligation to redeem shares of Class A Stock pursuant to this Section 5(f) by reason of the absence of legally available funds therefor, the shares otherwise to be redeemed pursuant to this Section 5(f) shall not be redeemed. In such event and in addition to any other remedies available to the holders of Class A Stock under law, the liquidation preference on each such share shall increase to be equal to the amount set forth in the second sentence of clause (vi) above, which such amount shall thereafter increase daily at the rate of 8.5% per annum until such share has been redeemed by the Corporation for an amount equal to such increased liquidation preference. Upon the Company obtaining sufficient funds to legally redeem the shares submitted for redemption on or before the Repurchase Date pursuant to this Section 5(f), the holders of such shares shall have the right, upon thirty days' prior written notice to the Company, to have such


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shares redeemed by the Company for an amount equal to the liquidation preference on such shares, increased in accordance with the provisions of the preceding sentence.

     (viii) The Corporation shall comply with the tender offer rules under the Exchange Act which may then be applicable and will file Schedule 13E-4 or any other schedule required thereunder in connection with any offer by the Corporation to purchase shares at the option of holders pursuant to this Section 5(f). To the extent any provisions of the Exchange Act shall conflict with the procedures set forth in this Section 5, the provisions of the Exchange Act shall govern.

Section 6. Reacquired Shares.

     Any shares of Class A Stock converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Class A Stock shall upon their cancellation, in accordance with the DGCL, become authorized but unissued shares of Preferred Stock of the Corporation and may be reissued as part of another series of Preferred Stock of the Corporation, subject to the conditions or restrictions on issuance set forth herein.

Section 7. Liquidation, Dissolution or Winding Up.

     (a) If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of ninety consecutive days and on account of any such event the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, no distribution shall be made (i) to the holders of shares of Junior Liquidation Stock unless, prior thereto, the holders of shares of Class A Stock, subject to
Section 8, shall have received the Liquidation Preference (as defined in Section 11 hereof) with respect to each share, or (ii) to the holders of shares of Parity Liquidation Stock, except distributions made ratably to the holders of the Class A Stock and the Parity Liquidation Stock in proportion to the total amounts to which the holders of all such shares of Class A Stock and Parity Liquidation Stock would be entitled upon such liquidation, dissolution or winding up. Upon any such liquidation, dissolution or winding up, the holders of shares of Class A Stock shall be entitled to receive the Liquidation Preference with respect to each such share and no more.

     (b) Neither the merger or other business combination of the Corporation with or into any other Person (as defined in Section 11 hereof) or Persons nor the sale of all or substantially all the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 7.

Section 8. Conversion.

     (a) Subject to the provisions for adjustment hereinafter set forth, each share of Class A Stock shall be convertible at the option of the holder thereof into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock deliverable upon conversion of a share of Class A Stock, adjusted as hereinafter provided, is referred to herein as the "Conversion Ratio." The Conversion Ratio shall initially be 7.8431 and the Conversion Price shall initially be $6.375. Upon the Principal Issue Date, the Conversion Price shall be adjusted to equal the lower of (i) $7.25 and (ii) the greater of (x) $6.50 and (y) 120% of the then applicable Fair Market Value (determined as of the earlier of (1) the fifth Business day prior to the Principal Issue Date or
(2) the second Business Day prior to the final vote of stockholders, if any, approving the issuance of the Class A Stock contemplated to be issued on the Principal Issue Date) and the Conversion Ratio shall be adjusted to equal the greater of (A) 6.8966 and (B) 50 divided by the greater of (x) $6.50 and (y) 120% of the then applicable Fair Market Value (determined as of the earlier of (1) the fifth Business Day prior to the Principal Issue Date or (2) the second Business Day prior to the final vote of stockholders, if any, approving the issuance of the Class A Stock contemplated to be issued on the Principal Issue
Date). The Conversion Ratio and the Conversion Price are subject to further adjustment from time to time pursuant to Section 8(g).

     (b) Conversion of the Class A Stock may be effected by any such holder upon the surrender to the Corporation at the principal office of the Corporation in the State of Delaware (the "Transfer Agent") or at the office of any agent or agents of the Corporation, as may be designated by the Board of Directors of the Corporation, of the certificate for such Class A Stock to be converted accompanied by a written notice stating that such holder elects to convert all or a specified whole number of such shares in accordance with the provisions of this Section 8 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Class A Stock pursuant hereto. As promptly as practicable, and in any event within five Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Class A Stock being converted shall be entitled and (ii) if less than the full number of shares of Class A Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. Such conversion shall be deemed to have been made at the close of business on the date of giving such notice and of such surrender of the certificate or certificates representing the shares of Class A Stock to be converted (the "Conversion Date") so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the Person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. The Corporation shall not be required to convert, and no surrender of shares of Class A Stock shall be effective for that purpose, while the transfer books of the Corporation for the Common Stock are closed for any purpose (but not for any period in excess of five days); but the surrender of shares of Class A Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of Class A Stock were surrendered, and at the Conversion Ratio in effect at the date of such surrender.

     (c) In case any shares of Class A Stock are to be redeemed pursuant to
Section 5 (with the exception of Section 5(f)), such right of conversion shall cease and terminate as to the shares of Class A Stock to be redeemed at the close of business on the fifth Business Day next preceding the date fixed for redemption unless the Corporation shall default in the payment of the Redemption Price.

     (d) The Conversion Ratio shall be subject to adjustment from time to time in certain instances as hereinafter provided. Upon conversion, the holder of shares of Class A Stock shall be entitled to receive any accrued and unpaid dividends on the shares of Class A Stock surrendered for conversion to the Conversion Date. Such accrued and unpaid dividends shall be payable by the Corporation, at its option, in cash (to the extent funds are legally available therefor) or in shares of Common Stock valued at the Fair Market Value as of the third Business Day prior to the Conversion Date, instead of in cash.

     (e) In connection with the conversion of any shares of Class A Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall either (i) deliver a whole share of Common Stock in respect of the fractional share to which the holder would otherwise have been entitled upon such conversion or (ii) pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the Trading Day on which such shares of Class A Stock are deemed to have been converted. If more than one share of Class A Stock shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion thereof shall be computed on the basis of the total number of shares of Class A Stock so surrendered.

     (f) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Class A Stock, free from any preemptive rights, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Class A Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Class A Stock.

     (g) The Conversion Ratio will be subject to adjustment from time to time as follows:

          (1) In case the Corporation shall at any time or from time to time after the First Issue Date (A) pay a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock, (C) combine the outstanding shares of Common Stock into a smaller number of shares or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Corporation, then, and in each such case, the Conversion Ratio in effect immediately prior to such event or the record date therefor, whichever is earlier, shall be adjusted so that the holder of any shares of Class A Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Class A Stock been surrendered for conversion immediately prior to the happening of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this clause
     (i) shall become effective (x) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of such subdivision, reclassification or combination, at the close of business on the day upon which such corporate action becomes effective. No adjustment shall be made pursuant to this clause (i) in connection with any transaction to which paragraph (h) applies.

          (2) In case the Corporation shall at any time or from time to time after the First Issue Date declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of the Corporation or any of its Subsidiaries by way of dividend or spinoff), on its Common Stock, other than dividends or distributions of shares of Common Stock which are referred to in clause (1) of this paragraph (g), then the Conversion Ratio shall be adjusted so that the holder of each share of Class A Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (1) the applicable Conversion Ratio on the day immediately prior to the record date fixed for the determination of stockholders entitled to receive such dividend or distribution by (2) a fraction, the numerator of which shall be the Current Market Price per share of Common Stock for the period of 20 Trading Days preceding such record date, and the denominator of which shall be such Current Market Price per share of Common Stock less the Fair Market Value (as defined in Section 11 hereof) per share of Common Stock (as determined in good faith by the Board of Directors of the Corporation, a certified resolution with respect to which shall be mailed to each holder of shares of Class A Stock) of such dividend or distribution; provided, however, that in the event of a distribution of capital stock of a Subsidiary of the Corporation (a "Spin-Off") made to holders of shares of Common Stock, the numerator of such fraction shall be the sum of the Current Market Price per share of Common Stock for the period of 20 Trading Days preceding the 35th Trading Day after the effective date of such Spin-Off and the Current Market Price of the number of shares (or the fraction of a share) of capital stock of the Subsidiary which is distributed in such Spin-Off in respect of one share of Common Stock for the period of 20 Trading Days preceding such 35th Trading Day and the denominator of which shall be the Current Market Price per share of Common Stock for the period of 20 Trading Days preceding such 35th Trading Day. An adjustment made pursuant to this clause (2) shall be made upon the opening of business on the next Business Day following the date on which any such dividend or distribution is made and shall be effective retroactively immediately after the close of business on the record date fixed for the determination of stockholders entitled to receive such dividend or distribution; provided, however, that if the proviso to the preceding sentence applies, then such adjustment shall be made and be effective as of such 35th Trading Day after the effective date of such Spin-Off. No adjustment shall be made pursuant to this clause (2) in connection with any transaction to which paragraph (h) applies.

          (3) In case the Corporation shall issue shares of Common Stock (or rights, warrants or other securities convertible into or exchangeable for shares of Common Stock) after the First Issue Date and before the Principal Issue Date at a price per share (or having a conversion price per share) less than the Current Market Price as of the date of issuance of such shares or of such convertible securities, then, and in each such case, the Conversion Ratio shall be adjusted so that the holder of each share of Class A Stock shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (A) the applicable Conversion Ratio on the day immediately prior to such date by
     (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding on such date and (2) the number of additional shares of Common Stock issued (or into which the convertible securities may convert), and the denominator of which shall be the sum of
     (x) the number of shares of Common Stock outstanding on such date and (y) the number of shares of Common Stock which the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued (or into which the rights, warrants or other convertible securities may convert) would purchase at the Current Market Price on such date. An adjustment made pursuant to this clause (3) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively immediately after the close of business on such date. For purposes of this clause (3), the aggregate consideration receivable by the Corporation in connection with the issuance of shares of Common Stock or of rights, warrants or other securities convertible into shares of Common Stock shall be deemed to be equal to the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties) of all such Common Stock, rights, warrants and convertible securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such, rights, warrants and convertible securities into shares of Common Stock. The issuance of any shares of Common Stock pursuant to (a) a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the Conversion Ratio pursuant to clause (1) of this paragraph (g), or (b) any employee benefit or stock option plan or program of the Corporation, or (c) any employment or option agreement with an officer of the Corporation (or any of its Subsidiaries) and approved by the Board of Directors or (d) any option, warrant, right, or convertible security, shall not be deemed to constitute an issuance of Common Stock or convertible securities by the Corporation to which this clause (3) applies. In addition,

     (A) Common Stock or convertible securities issued to acquire, or in the acquisition of, all or any portion of a business as a going concern, in an arm's length transaction between the Company and a third party which is not an Affiliate of the Company, whether such acquisition shall be effected by purchase of assets, exchange of securities, merger, consolidation or otherwise, or (B) Common Stock or convertible securities issued in a bona fide public offering pursuant to a firm commitment underwriting, shall not be deemed to constitute an issuance of Common Stock or convertible securities by the Corporation to which this clause (3) applies. Upon the expiration unexercised of any options, warrants or rights to convert any convertible securities for which an adjustment has been made pursuant to this clause (3), the adjustments shall forthwith be reversed to effect such rate of conversion as would have been in effect at the time of such expiration or termination had such options, warrants or rights or convertible securities, to the extent outstanding immediately prior to such expiration or termination, never been issued. No adjustment shall be made pursuant to this clause (3) in connection with any transaction to which paragraph (h) applies.

          (4) For purposes of this paragraph (g), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation.

          (5) The term "dividend," as used in this paragraph (g) shall mean a dividend or other distribution upon Common Stock of the Corporation.

          (6) Anything in this paragraph (g) to the contrary notwithstanding, the Corporation shall not be required to give effect to any adjustment in the Conversion Ratio unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of the Conversion Ratio by at least one one-hundredth of one share of Common Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Ratio by a least one one-hundredth of one share of common Stock, such change in Conversion Ratio shall thereupon be given effect.

          (7) The certificate of any firm of independent public accountants of recognized standing selected by the Board of Directors of the Corporation (which may be the firm of independent public accountants regularly employed by the Corporation) shall be presumptively correct for any computation made under this paragraph (g).

          (8) If the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of conversion granted by this paragraph (g) or in the Conversion Ratio then in effect shall be required by reason of the taking of such record.

          (9) There shall be no adjustment of the Conversion Ratio in case of the issuance of any stock of the Corporation in a merger, reorganization, acquisition or other similar transaction except as set forth in paragraphs
     (g)(1) and (3) and (h) of this Section 8.

     (h) In case of any capital reorganization or reclassification of outstanding shares of Common Stock (other than a reclassification covered by Section 8(g)(1)), or in case of any merger of the Corporation with or into another Corporation, or in case of any sale or conveyance to another Corporation of all or substantially all of the assets or property of the Corporation (each of the foregoing being referred to as a "Transaction"), each share of Class A Stock then outstanding shall thereafter be convertible into, in lieu of the Common Stock issuable upon such conversion prior to consummation of such Transaction, the kind and amount of shares of stock and other securities and property receivable (including cash or securities of the Surviving Person (as defined in Section 11 hereof)) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Class A Stock was convertible immediately prior to such Transaction (including, on a pro rata basis, the cash, securities or property received by holders of Common Stock in any tender or exchange offer that is a step in such Transaction). In any such case, if necessary, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions set forth in this
Section 8 with respect to rights and interests thereafter of the holders of shares of Class A Stock to the end that the provisions set forth herein for the protection of the conversion rights of the Class A Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the shares of Class A Stock remaining outstanding (with such adjustments in the conversion price and number of shares issuable upon conversion and such other adjustments in the provisions hereof as the Board of Directors shall determine to be appropriate). In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this Section 8 shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.

     Notwithstanding anything contained herein to the contrary, the Corporation will not effect any Transaction unless, prior to the consummation thereof, the Surviving Person thereof shall assume, by written instrument mailed to each holder of shares of Class A Stock, the obligation to deliver to such holder such cash, property or securities to which, in accordance with the foregoing provisions, such holder is entitled.

     (i) In case at any time or from time to time the Corporation shall pay any dividend or make any other distribution to the holders of its Common Stock, or shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other right, or there shall by any capital reorganization or reclassification of the Common Stock of the Corporation or merger of the Corporation with or into another Corporation, or any sale or conveyance to another Corporation of the property of the Corporation as an entirety or substantially as an entirety, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then, in any one or more of said cases the Corporation shall give at least 20 days prior written notice (the time of mailing of such notice shall be deemed to be the time of giving thereof) to the registered holders of the Class A Stock at the addresses of each as shown on the books of the Corporation maintained by the transfer agent thereof as of the date on which (i) the books of the Corporation shall close or a record shall be taken for such stock dividend, distribution or subscription rights or
(ii) such reorganization, reclassification, merger, sale or conveyance, dissolution, liquidation or winding up shall take place, as the case may be, provided that in the case of any Transaction to which paragraph (h) applies the Corporation shall give at least thirty days prior written notice as aforesaid. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, merger, sale or conveyance or participate in such dissolution, liquidation or winding up, as the case may be. Failure to give such notice shall not invalidate any action so taken.

Section 9. Reports As to Adjustments.

     Upon any adjustment of the Conversion Ratio then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of the conversion set forth in Section 8 hereof, then, and in each such case, the Corporation shall promptly deliver to the transfer agent of the Class A Stock and Common Stock, a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Ratio then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion set forth in Section 8 hereof. The Corporation shall also promptly after the making of such adjustment give written notice to the registered holders of the Class A Stock at the address of each holder as shown on the books of the Corporation maintained by the Transfer Agent thereof, which notice shall state the Conversion Ratio then in effect, as adjusted, and the increased or decreased number of shares issuable upon the exercise of the right of conversion granted by Section 8 hereof, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment. Where appropriate, such notice to holders of the Class A Stock may be given in advance and included as part of the notice required under the provisions of Section 8(i) hereof.

Section 10. Certain Covenants.

     (a) Following the First Issue Date, and except in payment of dividends pursuant to Section 2(c), the Corporation shall only issue additional shares of Class A Stock pursuant to the terms of the Stock Purchase Agreement dated as of July __, 1996, by and among the Corporation, Trefoil Capital Investors, II, L.P. and GE Investment Private Placement Partners II, A Limited Partnership, a Delaware limited partnership, as it may be amended from time to time.

     (b) Any registered holder of Class A Stock may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision in this Certificate of Designation, or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 11. Definitions.

     The following terms shall have the meanings indicated:

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by agreement or otherwise.

     "Bank Credit Agreement" shall mean the Credit Agreement, dated as of June 15, 1995, among the Company, the banks party thereto, and Bankers Trust Company as Agent for the bank parties thereto, as amended from time to time, and any refinancings, renewals and replacements thereof.

     "Business Day" shall mean any day other than Saturday, Sunday or a day on which banking institutions in the State of Delaware are authorized or obligated by law or executive order to close.

     "Conversion Price" shall mean an amount equal to the Stated Value divided by the Conversion Ratio (as adjusted pursuant to paragraph (g) of Section 8 hereof).

     "Current Market Price," when used with reference to shares of Common Stock or other securities on any date, shall mean the volume weighted average of the sales prices for shares of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period shall mean the volume weighted average of the sale prices for shares of Common Stock or such other securities for such period. If the Common Stock is not listed or admitted to trading on a national securities exchange or an automated quotation system that permits determination of weighted average sale prices over a period of time, then "Current Market Price" for any period shall mean the average of the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the average of the closing bid and asked prices are furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors of the Corporation. If the Common Stock or such other securities are not publicly held or so listed or publicly traded, "Current Market Price" shall mean the fair market value per share of Common Stock or of such other securities as determined in good faith by the Board of Directors of the Corporation based on an opinion of an independent investment banking firm with an established national reputation as a valuer of securities, which opinion may be based on such assumptions as such firm shall deem to be necessary and appropriate.

     "DGCL" shall mean the Delaware General Corporation Law, as amended.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include reference to the comparable section, if any, of any such similar Federal statute.

     "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, the Current Market Price of such shares or securities for the 30 Trading Day period preceding the date as of which the Fair Market Value is to be determined. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Corporation or such committee.

     "First Issue Date" shall mean the first date that any shares of Class A Stock are issued.

     "Issue Date" shall mean, with respect to any share of Class A Stock, the date on which such share of Class A Stock is issued.

     "Junior Dividend Stock" shall mean (i) the Common Stock and (ii) any other capital stock of the Corporation which ranks junior as to dividends to the Class A Stock.

     "Junior Liquidation Stock" shall mean (i) the Common Stock and (ii) any other capital stock of the Corporation which ranks junior upon liquidation, dissolution or winding up to the Class A Stock.

     "Liquidation Preference" with respect to a share of Class A Stock shall mean the Stated Value per share, plus an amount equal to all accrued but unpaid dividends.

     "Parity Dividend Stock" shall mean any capital stock of the Corporation ranking on a parity as to dividends with the Class A Stock.

     "Parity Liquidation Stock" shall mean any capital stock of the Corporation ranking on a parity upon liquidation, dissolution or winding up with the Class A Stock.

     "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Principal Issue Date" shall mean the first date on which shares of Class A Stock are issued in an amount so that, following such issuance, the aggregate stated value of all shares of Class A Stock issued through such date equals at least $60 million.

     "Purchasers" shall mean Trefoil Capital Investors, II, L.P., a Delaware limited partnership, and GE Investment Private Placement Partners II, A Limited Partnership, a Delaware limited partnership.

     "Qualified Person" shall mean any Person that, immediately after giving effect to the applicable Transaction, (i) is a solvent corporation or other entity organized under the laws of any State of the United States of America having its common stock or, in the case of an entity other than a corporation, equivalent equity securities, listed on the New York Stock Exchange or the American Stock Exchange or quoted by the Nasdaq National Market System or any successor thereto or comparable system, and such common stock or equivalent equity security continues to meet the requirements for such listing or quotation and (ii) is required to file, and in each of its three fiscal years immediately preceding the consummation of the applicable Transaction (or since its inception) has filed, reports with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act.

     "Redemption Fair Market Value" shall mean, as to shares of Common Stock, the Current Market Price of such shares or securities for the 60-day period preceding the date as of which the Redemption Fair Market Value is to be determined. The "Redemption Fair Market Value" of the Common Stock if it is not publicly traded shall mean its Fair Market Value.

     "Required Issue Date" shall mean December 31, 1996.

     "Senior Notes" shall mean the Corporation's 12% Senior Notes due 2004 and any other senior indebtedness of the Corporation the net proceeds of which are used in full to pay principal, prepayment penalty and accrued interest on such principal, the incurrence of which is approved by the vote of the holders of a majority of the outstanding shares of Class A Stock.

     "Subsidiary" of any Person means any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

     "Surviving Person" shall mean the continuing or surviving Person of a merger or other business combination, the Person receiving a transfer of all or a substantial part of the properties and assets of the Corporation, or the Person merging into the Corporation in a merger or other business combination in which the Corporation is the continuing or surviving Person, but in connection with which the Class A Stock or Common Stock of the Corporation is exchanged or converted into the securities of any other Person or cash or any other property; provided, however, if such surviving Person is a direct or indirect Subsidiary of a Qualified Person, the parent entity that is a Qualified Person shall be the Surviving Person.


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     "Survivor Common Stock" with respect to any Surviving Person shall mean any shares of such Surviving Person of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Surviving Person and which is not subject to redemption by such Surviving
Person; provided, however, that if at any time there shall be more than one such class or series, the shares of each such class and series issuable upon conversion of the Class A Stock then being converted shall be substantially in the proportion to the total number of shares of each such class and series.

     "Trading Day" means a day on which the principal national securities exchange (including, if applicable, the Nasdaq Stock Market) on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Business Day.